Exhibit 10.1

REDEMPTION AND SECURITIES PURCHASE AGREEMENT

This Redemption and Securities Purchase Agreement (this “Agreement”) is made and entered into as of March 24, 2006, among Markland Technologies, Inc., a Florida corporation (“Markland”), and the investors signatory hereto (each such investor is a “Investor” and all such investors are, collectively, the “Investors”).

WHEREAS, each Investor is the owner of good and marketable title to (i) the number of shares of the Series D Convertible Preferred Stock, $0.0001 par value per share, of Markland (the “Series D Preferred Stock”) set forth opposite such Investor’s name on Schedule A hereto (collectively, the “Series D Preferred Shares”), (ii) the number of shares of the Common Stock, $0.0001 par value per share, of Markland (the “Common Stock”) set forth opposite such Investor’s name on Schedule A hereto (collectively, the “Common Shares”), and (iii) Warrants to purchase the number of shares of Common Stock set forth opposite such Investor’s name on Schedule A hereto (collectively, the “Warrants” and, together with the Series D Preferred Shares and the Common Shares, the “Existing Securities”), in each case free and clear of all liens, pledges and encumbrances;

WHEREAS, Markland desires to redeem the Existing Securities and is willing to offer each Investor shares of the Series E Preferred Stock, $0.0001 par value per share, of Markland (the “Series E Preferred Stock”) in exchange therefor, subject to the terms and conditions set forth herein;

WHEREAS, each Investor desires to exchange the Existing Securities for shares of Series E Preferred Stock, subject to the terms and conditions set forth herein;

WHEREAS, Markland also desires to raise $2,608,650 through the sale of an additional 187 shares of Series E Preferred Stock, and the Investors desire to purchase such shares of Series E Preferred Stock, subject to the terms and conditions set forth herein; and

WHEREAS, in order to induce the parties to agree to the redemption of the Existing Securities and the issuance of the Series E Preferred Stock in accordance with the terms hereof, Markland and the Investors hereby agree that this Agreement also furthers the interests of all parties by granting certain rights and placing certain restrictions on the parties hereto.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1. Redemption of Existing Securities; Sale of Series E Preferred Stock.

1.1 Redemption. Subject to the terms and conditions of this Agreement, each Investor hereby agrees to sell and transfer the Existing Securities set forth opposite such Investor’s name on Schedule A to Markland in exchange for the number of shares of Series E Preferred Stock set forth opposite such Investor’s name on Schedule A, and Markland hereby agrees to purchase and redeem such Existing Securities from such Investor and issue the number of shares of Series E Preferred Stock set forth opposite such Investor’s name on Schedule A to such Investor in exchange for such Existing Securities. The shares of Series E Preferred Stock issued in exchange for the Existing Securities are referred to herein as the “Redemption Series E Shares.” The closing of the redemption of the Existing Securities and the issuance of the Redemption Series E Shares in exchange therefor shall take place at the Initial Closing (as defined in Section 1.3(a)).

1.2 Sale of Additional Shares of Series E Preferred Stock. Subject to the terms and conditions of this Agreement, Markland agrees to issue and sell an additional 187 shares of Series E Preferred Stock (the “Purchased Series E Shares”) to the Investors at a price per share of $13,950 (the “Purchase Price”) for an aggregate purchase price of $2,608,650. Each Investor, acting severally and not jointly, agrees to purchase from Markland the number of shares of Purchased Series E Shares, at the aggregate purchase price, set forth opposite such Investor’s name of such on Schedule B hereto. The sale and purchase of the Purchased Series E Shares shall take place in six (6) tranches over the course of six (6) Closings (as defined in Section 1.3(b)), as set forth on Schedule B and as described in Section 1.3(b).

1.3 Closings.

(a) At the initial closing to be held on March 30, 2006 (or such other date as may be agreed upon among the Investors and Markland) (the “Initial Closing”), (i) Markland shall issue to the Investors the Redemption Series E Shares in exchange for the Existing Securities and (ii) Markland shall sell, and the Investors shall purchase, the number of Purchased Series E Shares set forth on Schedule B under the heading “Initial Closing.” The Initial Closing shall take place at the offices of Greenberg Traurig, LLP, One International Place, Boston, Massachusetts or at such other location as may be agreed upon among the Investors and Markland.

(b) Subject to the terms and conditions of this Agreement, (i) at a second closing to be held on April 13, 2006 (or such other date as may be agreed upon among the Investors and Markland) (the “Second Closing”), Markland shall sell, and the Investors shall purchase, the number of Purchased Series E Shares set forth on Schedule B under the heading “Second Closing,” (ii) at a third closing to be held on April 27, 2006 (or such other date as may be agreed upon among the Investors and Markland) (the “Third Closing”), Markland shall sell, and the Investors shall purchase, the number of Purchased Series E Shares set forth on Schedule B under the heading “Third Closing,” (iv) at a fourth closing to be held on May 11, 2006 (or such other date as may be agreed upon among the Investors and Markland) (the “Fourth Closing”), Markland shall sell, and the Investors shall purchase, the number of Purchased Series E Shares set forth on Schedule B under the heading “Fourth Closing,” (v) at a fifth closing to be held on May 25, 2006 (or such other date as may be agreed upon among the Investors and Markland) (the “Fifth Closing”), Markland shall sell, and the Investors shall purchase, the number of Purchased Series E Shares set forth on Schedule B under the heading “Fifth Closing,” and (vi) at a sixth closing to be held on June 8, 2006 (or such other date as may be agreed upon among the Investors and Markland) (the “Sixth Closing” and, together with the Second Closing, the Third Closing, the Fourth Closing and the Fifth Closing, the “Additional Closings”), Markland shall sell, and the Investors shall purchase, the number of Purchased Series E Shares set forth on Schedule B under the heading “Sixth Closing.” Such Additional Closings shall take place at the offices of Greenberg Traurig, LLP, One International Place, Boston, Massachusetts or at such other location as may be agreed upon among the Investors and Markland. The Initial Closing and the Additional Closings are sometimes collectively referred to herein as the “Closings,” and each individually as a “Closing.” Notwithstanding the foregoing, the number of Purchased Series E Shares to be purchased by Investors at the Sixth Closing may be reduced to the extent such Investors do not have sufficient proceeds to purchase such shares due to the inability of such Investors to liquidate any unredeemed shares of Markland’s Series D Convertible Preferred Stock held by them, including, without limitation, as a result of there not being enough shares of Markland’s Common Stock available to process conversions of such Series D Convertible Preferred Stock.

(c) At the Initial Closing, Markland shall issue and deliver to each Investor (i) a certificate for the Redemption Series E Shares being acquired by such Investor (as set forth on Schedule A) in exchange for such Investor’s Existing Securities and (ii) a certificate for the Purchased Series E Shares being purchased by such Investor at the Initial Closing (as set forth on Schedule B), against payment by such Investor to Markland of the aggregate purchase price therefor in the form of (A) a certified or bank check payable to the order of Markland, (B) a wire transfer to a bank account designated by Markland, or (C) any combination of (A) and (B).

(d) At each Additional Closing, Markland shall issue and deliver to each Investor a certificate for the Purchased Series E Shares being purchased by such Investor at such Additional Closing (as set forth on Schedule B), against payment by such Investor to Markland of the aggregate purchase price therefor in the form of (A) a certified or bank check payable to the order of Markland, (B) a wire transfer to a bank account designated by Markland, or (C) any combination of (A) and (B).

1.4 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below:

An “Affiliate” of any Person means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Escrow Agreement” means the agreement between Markland, the Investors, Stephen Hicks, as representative of the Investors, and Greenberg Traurig, LLP, as escrow agent, dated as of the date of the Initial Closing, in substantially the form of Exhibit B attached to this Agreement.

“Majority Interest” means the Investors and their Affiliates holding not less than a majority of the Technest Conversion Shares (determined on an as-converted basis).

“Person” means an individual, a corporation, an association, a joint venture, a partnership, a limited liability company, an estate, a trust, an unincorporated organization and any other entity or organization, governmental or otherwise.

“Registration Rights Agreement” means the agreement between Markland and the Investors, dated as of the date of the Initial Closing, in substantially the form of Exhibit A attached to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Series E Articles” means the Articles of Amendment to the Articles of Incorporation of Markland for Designation of Preferences, Rights and Limitations of Series E Preferred Stock.

“Technest” means Technest Holdings, Inc., a Nevada corporation.

“Transaction Agreements” means this Agreement, the Escrow Agreement and the Registration Rights Agreement.

SECTION 2. Representations and Warranties of Markland. Markland hereby represents and warrants to each Investor as follows:

2.1 Organization.  Markland is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to carry out the transactions contemplated hereby.

2.2 Authorization.  The execution, delivery and performance by Markland of each of the Transaction Agreements have been duly authorized by all requisite corporate action.

2.3 Enforceability.  Each of the Transaction Agreements, when executed and delivered by Markland, shall constitute a legal, valid and binding obligation of Markland, enforceable against Markland in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.4 No Conflicts.  The execution, delivery and performance by Markland of this Agreement and the other Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby, do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on Markland.

2.5 Valid Issuance of the Series E Preferred Stock.  The shares of Series E Preferred Stock, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration described herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws.

2.6 No Governmental Consent or Approval Required.  Assuming the accuracy of the representations made by the Investors in this Agreement, no authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required for or in connection with the valid and lawful authorization, execution and delivery by Markland of this Agreement or the other Transaction Agreements for or in connection with the valid and lawful authorization, issuance, sale and delivery of the shares of Series E Preferred Stock being issued hereunder, except for (i) the filing of the Series E Articles and (ii) federal or state securities law filings which have been made or will be made in a timely manner.

2.7 Offering.  Assuming the accuracy of the Investors’ representations set forth in this Agreement, and subject to the filings described in Section 2.6(ii), the offer, sale and issuance of the shares of Series E Preferred Stock contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and will be in compliance with all applicable state securities laws.

2.8 Technest Common Stock. Markland owns 13,954,023 shares of Technest common stock, $.001 par value per share (“Technest Common Stock”), representing approximately 89% of the issued and outstanding common stock of Technest. Such common stock is duly and validly issued, fully paid and nonassessable and is free of any restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws.

2.9 No Integrated Offering. Neither Markland nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time during the past six months made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Series E Preferred Stock as contemplated hereby.

SECTION 3. Representations and Warranties of the Investors.  Each Investor hereby represents and warrants to Markland as follows:

3.1 Organization. Such Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite power and authority and has taken all necessary action required for the due authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements, as well as the consummation of the transactions contemplated hereby, and has not been organized, reorganized or recapitalized specifically for the purposes of investing in Markland or Technest.

3.2  Enforceability.  Each of the Transaction Agreements, when executed and delivered by such Investor, shall constitute a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3 No Conflicts.  The execution, delivery and performance by such Investor of this Agreement and the other Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby, do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on such Investor.

3.4 Investment Intent.  Such Investor is acquiring shares of Series E Preferred Stock hereunder (and the related Technest Conversion Shares (as defined below)) for investment and not for, with a view to or in connection with the distribution thereof. The above sentence, however, shall not to limit such Investor’s right to sell the Series E Preferred Stock and the underlying Technest Common Stock pursuant to applicable state and federal securities laws.

3.5 Restricted Securities.  Such Investor understands that neither the shares of Series E Preferred Stock to be issued hereunder nor the shares of Technest Common Stock issuable upon conversion of the shares of Series E Preferred being issued to such Investor hereunder (“Technest Conversion Shares”) have been registered under the Securities Act, or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, and that such shares must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration.  The certificates for the shares of Series E Preferred Stock to be issued hereunder and the Technest Conversion Shares shall bear a legend in substantially the form set forth below as well as any other legends required by applicable law, and such Investor covenants that such Investor shall not transfer shares of Series E Preferred Stock or any Technest Conversion Shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

3.6 Rule 144.  Such Investor understands that the exemption from registration afforded by Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act depends upon the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis for sales only in limited amounts.

3.7 Experience and Knowledge.  Such Investor: (a) has sufficient knowledge and experience in business and financial matters and with respect to investment in restricted securities so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby; (b) is able to bear the economic risk of such investment; and (c) is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.  Such Investor is aware of Markland’s business affairs and condition and Technest’s business affairs and condition and has acquired sufficient information about Markland and Technest to reach an informed and knowledgeable decision to acquire shares of Series E Preferred Stock and Technest Conversion Shares. Such Investor acknowledges that it has read and understands the relative rights and preferences and other terms of the Series E Preferred Stock as set forth in the Series E Articles.

3.8 Address.  The postal address for such Investor on such Investor’s signature page attached hereto is true, accurate and complete as of the date hereof.

3.9 No Brokers.  All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of such Investor in such manner as to give rise to any right, interest or valid claim for any brokerage or finder’s commission, fee or similar compensation.

3.10 Title.  Such Investor is the owner of good and marketable title to the Existing Securities set forth opposite such Investor’s name on Schedule A hereto, free and clear of all liens, pledges and encumbrances.

SECTION 4. Conditions to Closing.

4.1 Conditions to the Investors’ Obligations at Closing. The obligations of each Investor to purchase shares of Series E Preferred Stock at each Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived in writing:

(a) Representations and Warranties. The representations and warranties of Markland contained in Section 2 shall be true and correct in all materials respects as of such Closing.

(b) Performance. Markland shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

(c) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the shares of Series E Preferred Stock pursuant to this Agreement shall be obtained and effective as of such Closing.

(d) Registration Rights Agreement. Markland shall have executed and delivered the Registration Rights Agreement.

(e) Escrow Agreement. Markland shall have executed and delivered the Escrow Agreement.

(f) Series E Articles. Markland shall have filed the Series E Articles with the Department of State of the State of Florida on or prior to the Initial Closing, which shall continue to be in full force and effect as of the current Closing.

4.2 Conditions to Markland’s Obligations at Closing. The obligations of Markland to issue and sell shares of Series E Preferred Stock to any Investors at a Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived in writing:

(a) Representations and Warranties. The representations and warranties of such Investor contained in Section 3 shall be true and correct in all material respects as of the applicable Closing Date.

(b) Performance. Such Investor shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by such Investor on or before such Closing.

(c) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the shares of Series E Preferred Stock pursuant to this Agreement shall be obtained and effective as of such Closing.

(d) Registration Rights Agreement. Each Investor shall have executed and delivered the Registration Rights Agreement.

(e) Escrow Agreement. Each Investor and Southridge Capital Management LLC, as representative of the Investors, shall have executed and delivered the Escrow Agreement.

(f) Existing Securities. In connection with the Initial Closing only, the Investors shall have delivered the Existing Securities, duly assigned to Markland, to Markland.

SECTION 5. Escrow Shares. On the date of the Initial Closing, Markland shall deposit an aggregate 3,804,000 shares of Technest Common Stock (the “Escrow Shares”) with Greenberg Traurig, LLP, as escrow agent (the “Escrow Agent”), to be held and distributed by the Escrow Agent in accordance with the terms of the Escrow Agreement. The purpose of the Escrow Agreement is to secure the conversion rights associated with the Series E Preferred Stock issued hereunder and the potential payment of liquidated damages under the Registration Rights Agreement.

SECTION 6. Restrictions on Markland Sales of Technest Common Stock.

6.1 Subject to Section 6.2 hereof, for a period commencing on the date of the Initial Closing and ending on the earlier of (i) twenty-four (24) months following the date of the Initial Closing and (ii) the date on which the Investors and/or their Affiliates have sold at least 67% of the Technest Conversion Shares underlying the shares of Series E Preferred Stock issued under this Agreement (determined on an as-converted basis) either in transactions registered under the Securities Act or pursuant to Rule 144 under the Securities Act (such period, the “Restriction Period”), Markland agrees that it will not sell, assign, hypothecate or otherwise transfer: (a) any shares of Technest Common Stock, (b) any securities convertible into or exercisable or exchangeable for Technest Common Stock or (c) any options, warrants or rights carrying any rights to purchase Technest Common Stock, in each case without the prior written consent of a Majority Interest.

6.2 Notwithstanding the foregoing, the restrictions imposed in Section 6.1 shall be inapplicable with respect to:

(a) the transfer of shares of Technest Common Stock (other than the Escrow Shares) to Markland’s own common stockholders pursuant to one or more dividends or share exchanges declared by Markland’s board of directors;

(b) the transfer of shares of Technest Common Stock as payment in settlement of debts or other obligations to creditors of Markland (any recipient of such shares, a “Creditor Transferee”), up to a maximum of 215,054 shares of Technest Common Stock (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event) at a value per share not less than $4.65 per share (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event) for each year of the Restriction Period;

(c) the transfer of up to 1,000,000 shares of Technest Common Stock (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event) issued or issuable in connection with, or upon the exercise of, options or other equity-based awards to be granted to employees, officers, directors and/or consultants of Markland pursuant to Markland’s equity incentive plans, employment contracts or otherwise; provided that the recipients of such awards, together with Markland, shall be bound by the restrictions on resale or further transfer as set forth in Section 6.1 and Section 6.3;

(d) transfers of shares of Technest Common Stock (other than the Escrow Shares) into the open market in sales registered under the Securities Act or sales pursuant to Rule 144 under the Securities Act, which sales shall not exceed 1% of Technest’s outstanding shares of common stock during any 90 day period; and

(e) in addition to the transfers set forth in Section 6.2(a)-(d), transfers of shares of Technest Common Stock (other than the Escrow Shares) by Markland in offerings that comply with Section 7 (“Offerings”) (recipients of shares in an Offering are referred to herein as “Offering Transferees”).

6.3 For a period of ten (10) months immediately following the Restriction Period, Markland agrees that it will not sell more than 10% of its shares of Technest Common Stock (calculated as of the end of the Restriction Period) into the open market in sales registered under the Securities Act or sales pursuant to Rule 144 under the Securities Act during any calendar month; provided, however, that (i) if at any time during such calendar month, the average closing price of shares of Technest Common Stock over a period of five (5) consecutive trading days is equal to or greater than $10.00 (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event), such limit shall be increased to 25% for such month and (ii) if at any time during such calendar month, the average closing price of shares of Technest Common Stock over a period of five (5) consecutive trading days is equal to or less than $4.65 (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event), such limit shall be decreased to 5% for such month. Markland shall provide that any transferees of shares of Technest Common Stock that received such shares in private transactions (other than Creditor Transferees or Offering Transferrees) shall be bound by the same restrictions based on the number of shares of Technest Common Stock such transferees receive in their respective transactions.

SECTION 7. Right of First Refusal; Co-Sale Provisions.

7.1 General. Notwithstanding anything to the contrary set forth herein (including the restrictions on transfer set forth in Section 6.1), during the Restriction Period, in addition to transfers allowed pursuant to Section 6.2(a)-(d) (the “Exempt Transactions”), Markland may transfer shares of Technest Common Stock in any transaction (public or private) that complies with the conditions of this Section 7.

7.1 Right of First Refusal. In the event that, during the Restriction Period, Markland proposes to transfer shares of Technest Common Stock in a transaction other than an Exempt Transaction (a “Proposed Transaction”), Markland may, subject to the provisions of Section 7.2 hereof, transfer such shares of Technest Common Stock pursuant to and in accordance with the following provisions of this Section 7.1:

(a) Offer Notice. Markland shall cause all of the terms of the Proposed Transaction to be reduced to writing and shall promptly notify each of the Investors of Markland’s desire to effect the Proposed Transaction and otherwise comply with the provisions of this Section 7.1 and, if applicable, Section 7.2 (such notice, the “Offer Notice”). The Offer Notice shall constitute an irrevocable offer to sell all but not less than all of Markland’s shares of Technest Common Stock which are the subject of the Proposed Transaction (the “Offered Shares”) to the Investors, on the basis described below, at a purchase price equal to the price contained in, and on the same terms and conditions of, the Proposed Transaction.

(b) Investor’s Option. At any time within three (3) calendar days after receipt by the Investors of the Offer Notice (the “Option Period”), each Investor may elect to accept the offer to purchase with respect to any or all of the Offered Shares and shall give written notice of such election (the “Acceptance Notice”) to Markland and each Investor within the Option Period, which notice shall indicate the maximum number of Offered Shares that the Investor is willing to purchase, including the number of Offered Shares it would purchase if one or more other Investors do not elect to purchase their Pro Rata Fractions (as defined in paragraph (c) below). The Acceptance Notice shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Offered Shares covered by the Acceptance Notice. The closing for any purchase of Offered Shares by the Investors under this Section 7.1(b) shall take place within twenty (20) days following the expiration of the Option Period, at the offices of Markland or on such other date or at such other place as may be agreed to by Markland and such Investors. Markland shall notify the Investors promptly if any Investor fails to offer to purchase all of its Pro Rata Fraction.

(c) Allocation of Offered Shares among Investors. Upon the expiration of the Option Period, the number of Offered Shares to be purchased by each Investor shall be determined as follows: (i) first, there shall be allocated to each Investor electing to purchase, a number of Offered Shares equal to the lesser of (A) the number of Offered Shares as to which such Investor accepted as set forth in its respective Acceptance Notice or (B) such Investor’s Pro Rata Fraction (as defined below), and (ii) second, the balance, if any, not allocated under clause (i) above, shall be allocated to those Investors who within the Option Period delivered an Acceptance Notice that set forth a number of Offered Shares that exceeded their respective Pro Rata Fractions, in each case on a pro rata basis in proportion to the number of Technest Conversion Shares held by each such Investor (calculated on an as-converted basis) up to the amount of such excess. An Investor’s Pro Rata Fraction shall be equal to the product obtained by multiplying the total number of Offered Shares by a fraction, the numerator of which is the total number of shares of Technest Conversion Shares owned by such Investor (calculated on an as-converted basis), and the denominator of which is the total number of shares of Technest Conversion Shares held by all Investors (calculated on an as-converted basis), in each case as of the date of the Offer Notice.

(d) Sale to Third Party. In the event that the Investors do not elect to exercise the rights to purchase under this Section 7.1 with respect to all of the Offered Shares proposed to be sold, Markland may sell all such Offered Shares on the terms and conditions set forth in the Offer Notice, subject to the provisions of Section 7.2.

7.2 Co-Sale Option of Investors. In the event that the Investors do not exercise their rights under Section 7.1 with respect to all of the Offered Shares proposed to be so transferred in connection with any Proposed Transaction, during the Restriction Period, Markland may transfer such Offered Shares only pursuant to and in accordance with the following provisions of this Section 7.2:

(a) Co-Sale Notice. As soon as practicable following the expiration of the Option Period, Markland shall provide notice to each of the Investors (the “Co-Sale Notice”) of its right (the “Co-Sale Option”) to participate in the Proposed Transaction, up to a maximum, in the aggregate for all Investors, of 50% of the Offered Shares to be sold in such Proposed Transaction (the “Maximum Participation Amount”). To the extent one or more Investors exercise their Co-Sale Option in accordance with this Section 7.2, the number of Offered Shares that Markland may transfer in the Proposed Transaction shall be correspondingly reduced.

(b) Investor Acceptance. Each of the Investors shall have the right to exercise its Co-Sale Option by giving written notice of such intent to participate (the “Co-Sale Acceptance Notice”) to Markland within three (3) calendar days after receipt by such Investor of the Co-Sale Notice (the “Co-Sale Election Period”). Each Co-Sale Acceptance Notice shall indicate the maximum number of shares of Technest Common Stock subject thereto which the Investor wishes to sell, including the number of shares of Technest Common Stock it would sell if one or more other Investors do not elect to participate in the sale on the terms and conditions stated in the Offer Notice.

(c) Allocation of Shares. Each Investor shall have the right to sell a portion of its shares of Technest Common Stock pursuant to the Proposed Transaction which is equal to or less than the product obtained by multiplying the Maximum Participation Amount by a fraction, the numerator of which is the total number of Technest Conversion Shares owned by such Investor (calculated on an as-converted basis) and the denominator of which is the total number of Technest Conversion Shares (calculated on an as-converted basis) held by all Investors, in each case as of the date of the Offer Notice, subject to increase as hereinafter provided. In the event any Investor does not elect to sell the full amount of such shares of Technest Common Stock which such Investor is entitled to sell pursuant to this Section 7.2, then any Investors who have elected to sell shares of Technest Common Stock shall have the right to sell, on a pro-rata basis (based on the number of Technest Conversion Shares held by each such Investor) with any other Investors and up to the maximum number of shares of Technest Common Stock stated in each such Investor’s Co-Sale Acceptance Notice, any shares of Technest not elected to be sold by such Investor.

(d) Co-Sale Closing. Within five (5) calendar days after the end of the Co-Sale Election Period, Markland shall promptly notify each participating Investor of the number of shares of Technest Common Stock held by such Investor that will be included in the sale and the proposed date on which the Proposed Transaction will be consummated. No shares of Technest Common Stock may be sold in the Proposed Transaction by Markland unless the purchasers simultaneously purchase from the participating Investors all of the shares of Technest Common Stock that they have elected to sell pursuant to this Section 7.2.

(e) Sale to Third Party. Any shares of Technest Common Stock held by Markland that are the subject of the Proposed Transaction and that Markland desires to transfer following compliance with this Section 7.2, may be sold only on terms no more favorable to Markland than those contained in the Offer Notice.

SECTION 8. Investor Restrictions. Each Investor agrees that (i) it will not convert more than 10% of the number of Series E Preferred Stock it acquires pursuant to this Agreement during any calendar month and (ii) it will not sell more than 10% of its Technest Conversion Shares (calculated on an as-converted basis) underlying shares of Series E Preferred Stock it acquires pursuant to this Agreement into the open market in sales registered under the Securities Act or sales pursuant to Rule 144 under the Securities Agreement during any calendar month; provided, however, that (A) if at any time during such calendar month, the average closing price of shares of Technest Common Stock over a period of five (5) consecutive trading days is equal to or greater than $10.00 (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event), such limits shall be increased to 25% for such month and (B) if at any time during such calendar month, the average closing price of shares of Technest Common Stock over a period of five (5) consecutive trading days is equal to or less than $4.65 (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event), such limits shall be decreased to 5% for such month. Such Investor shall provide that any transferees of shares of Technest Common Stock that received such shares in private transactions shall be bound by the same restrictions based on the number of shares of Technest Common Stock such transferees receive in their respective transactions.

SECTION 9. Anti-Dilution Protection.

9.1 In the event that during the Restriction Period, Technest sells shares of Technest Common Stock in any Offering at a price per share (the “Sale Price”) less than $5.85 (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event) (the “First Adjustment Price”), then Markland shall deliver to each Investor a number of shares of Technest Common Stock equal to the quotient determined by dividing (i) the product of (A) the number of Technest Conversion Shares (as determined on an as-converted basis) then held by such Investor and (B) the amount by which the First Adjustment Price exceeds the Sale Price, up to a maximum of $1.20 (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event), by (B) $4.65 (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event).

9.2 In the event that during the Restriction Period, either Markland or Technest sells shares of Technest Common Stock in any Offering at a Sale Price less than $4.65 (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event) (the “Second Adjustment Price”), then Markland shall pay to each Investor an amount in cash equal to the product of (i) the number of Technest Conversion Shares (as determined on an as-converted basis) then held by such Investor and (ii) the amount by which the Second Adjustment Price exceeds the Sale Price.

SECTION 10. Mutual Release. Effective upon the Initial Closing, Markland, on the one hand, and the Investors, on the other hand, do each hereby remise, release and forever discharge the other party, and their representatives, officers, directors, employees, agents, attorneys, subsidiaries, affiliates, parents, predecessors, successors and assigns from any and all debts, demands, actions, causes of action, suits, sums of money, contracts, controversies, agreements, promises, executions, liabilities, and any and all other claims of any kind, nature and description whatsoever, both in law and equity (whether known or unknown), which the releasing party or its successors or assigns now have or ever had from the beginning of the world to the date of the Initial Closing. Notwithstanding the foregoing, the covenants, duties and obligations of all parties to this Agreement, and all other covenants, duties, and obligations related to or provided for in this Agreement, shall survive this mutual release and shall be fully enforceable in accordance with their respective terms.

SECTION 11. Negative Covenant. Until the expiration of the Restriction Period, Markland shall not grant consent to or vote the Technest Common Stock beneficially held by Markland, nor shall Markland direct any agent, by proxy or otherwise, including, but not limited to, the Escrow Agent, to grant consent to or vote in favor of any reverse stock split, distribution or dividend at any shareholder meeting or similar function held by Technest for the purpose of obtaining the vote or consent of Technest shareholders. Notwithstanding the foregoing, during the Restriction Period, Markland shall have the right to grant consent to or vote the shares of Technest Common Stock beneficially held by Markland (or direct any agent to grant consent to or vote such shares) in favor of a one-time reverse stock split in connection with Technest’s efforts to list its common stock on the Nasdaq National Market or Nasdaq Capital Market (collectively, “Nasdaq”); provided that Markland shall only consent to or vote such shares for no more than the minimum ratio necessary to secure the listing of Technest’s common stock with Nasdaq, not to exceed a ratio of 1:3; and further provided that the reverse split shall correspondingly reduce the number of authorized shares of common stock by an amount fifty percent (50%) greater than the ratio used to reduce the outstanding shares of common stock. By way of examples, (i) if the ratio of an approved reverse stock split is 1:2 with respect to outstanding shares, then the number of shares of authorized common stock shall be reduced by a ratio of 1:3 and (ii) if the ratio of an approved reverse stock split is 1:3 with respect to outstanding shares, then the number of shares of authorized common stock shall be reduced by a ratio of 1:4.5.

SECTION 12. Miscellaneous.

12.1 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by Markland and a Majority Interest. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of one or some Investors and that does not directly or indirectly affect the rights of other Investors may be given by Investors to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

12.2 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

if to Markland, to:

Markland Technologies, Inc.
88 Royal Little Drive
Providence, RI 02904
Fax: 401-454-1806
Attn: Robert Tarini

with a copy to:

Greenberg Traurig, LLP
One International Place
Boston, MA 02110
Fax: 617-310-6000
Attn: Jonathan Bell, Esq.

if to an Investor, at such Investor’s address set forth on such Investor’s signature page hereto.

The designation of any such address may be changed at any time by any party upon written notice given pursuant to the requirements of this Section.

12.3 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. Each Investor may assign its rights hereunder only to transferees of shares of Series E Preferred Stock or Technest Conversion Shares in accordance with applicable state and federal securities laws; provided, however, that such rights may not be assigned in connection with a sale of such shares in a transaction registered under the Securities Act or pursuant to Rule 144 under the Securities Act.

12.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

12.5 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

12.6 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

12.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

12.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

12.9 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Investor shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

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IN WITNESS WHEREOF, the parties have executed this Redemption and Securities Purchase Agreement as of the date first written above.

MARKLAND TECHNOLOGIES, INC.

By: /s/ Robert Tarini
Name: Robert Tarini
Title: Chief Executive Officer

[SIGNATURE PAGE OF INVESTORS FOLLOWS]

[SIGNATURE PAGE OF INVESTORS TO RSPA]

JAMES LLC

By: Illegible
Name: Navigator Management Ltd.
Title: Director

Address: Harbour House, 2nd Fl., Waterfront Drive, Road Town, Tortola, British Virgin Island

SOUTHRIDGE PARTNERS LP

By:/s/ Stephen Hicks
Name: Stephen Hicks
Title: President of General Partner

Address: 90 Grove Street, Ste 204
Ridgefield, CT 06877

SOUTHSHORE CAPITAL FUND LTD.

By: Illegible
Name: Navigator Management Ltd.
Title: Director

Address: Cayside, 2nd Fl., George Town, Grand Cayman, Cayman Islands, BWI

BRITTANY CAPITAL MANAGEMENT, LTD.

By: /s/ Barry W. Herman
Name: Barry W. Herman
Title: President

Address: Cumberland House, 27 Cumberland Street, P.O. Box N-10818
Nassau, New Providence, The Bahamas

Schedule A

Existing Securities and Redemption Series E Shares

Investor	Series D Preferred Stock Being Redeemed	Common Stock Being Redeemed	Warrants Being Redeemed	Series E Preferred Stock Being Issued in Redemption

James LLC	5,880	0	1,088,160	670

Southridge Partners LP	1,160	25,563,910	1,318,750	223

Southshore Capital Fund Ltd.	250	3,125,000	0	39

Brittany Capital Management, Ltd.	0	3,750,000	0	13

Total:	7,290	32,438,910	2,406,910	945

16

Schedule B

Series E Preferred Stock to be Purchased for Cash at Closings

The following table sets forth the number of shares of Series E Preferred Stock to be purchased for cash by each Investor at each Closing:

	Initial Closing		Second Closing		Third Closing		Fourth Closing		Fifth Closing		Sixth Closing
Investor	Shares	Price	Shares	Price	Shares	Price	Shares	Price	Shares	Price	Shares	Price

James LLC	20	$279,000	25	$348,750	25	$348,750	25	$348,750	25	$348,750	67*	$934,650*

Total:

*Notwithstanding the foregoing, the number of shares of Series E Preferred Stock to be purchased by this Investor at the Sixth Closing may be reduced to the extent such Investor does not have sufficient proceeds to purchase such shares due to the inability of such Investor to liquidate any unredeemed shares of Markland’s Series D Convertible Preferred Stock held by such Investor, including, without limitation, as a result of there not being enough shares of Markland’s Common Stock available to process conversions of such Series D Convertible Preferred Stock.